SEVERANCE AND RELEASE AGREEMENT

This Severance and Release Agreement ("Agreement") dated effective February 4, 2005, is made by and between North Valley Bancorp and Yolo Community Bank (collectively, "Employer"), and John A. DiMichele, an individual ("Employee").

                                    RECITALS

                  A. Employee was employed by Employer as its President/Chief Executive Officer of Yolo Community Bank and Executive Vice President of North Valley Bancorp pursuant to that certain Employment Agreement between the parties dated August 31, 2004 ("Employment Agreement"), attached as Exhibit "A". Employer terminated the Employment Agreement as provided in Section 16(b) of that agreement on February 4, 2005. Pursuant to Section 16(d) of the Employment Agreement, Employee is entitled to severance upon his release of all claims Employee may have against Employer and its affiliates.

                  B. For and in consideration of the mutual promises and covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                              OPERATIVE PROVISIONS

         1.       Termination of Employment.
                  -------------------------

                  (a) Employer and Employee agree that the termination of Employee's employment was effective as of February 4, 2005. Employee acknowledges Employer has paid to Employee his unpaid salary and vacation wages through that date within the time frame required by law. In addition, Employer shall pay Employee the sum of Thirteen Thousand Three Hundred Thirty-Three Dollars and 34/100 ($13,333.34) for one month's salary in lieu of the thirty
(30) day notice requirement contained in Section 16(b) of the Employment Agreement. These amounts shall be subject to all applicable state and federal withholdings, and shall be paid at the expiration of the Revocation Period referenced in Section 5 below. Employee acknowledges that no other sums are due and owing to him except as set forth in this Agreement.

                  (b) In addition, Employee hereby resigns as a Director of Yolo Community Bank Board of Directors.

         2.       Severance Payment.
                  -----------------

                  (a) In consideration of Employee's execution of and compliance with this Agreement, Employer agrees to pay to Employee severance in the gross sum of One Hundred Sixty Thousand Dollars ($160,000.00), representing twelve (12) months' Base Salary pursuant to Section 16(d) of the Employment Agreement. This amount shall be subject to all applicable state and federal withholdings, and shall be paid in accordance with Employer's normal payroll practices, except that no severance shall be paid until the expiration of the Consideration Period and Revocation Period referenced in paragraph 5 below.

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                  (b)      In addition, Employer shall pay to Employee the sum
of Nine Thousand Five Hundred Dollars ($9500.00), which represents the pro-rata portion of Employee's incentive compensation, based on the four (4) full months Employee worked in the last fiscal year. The pro-rata incentive bonus shall be paid upon the expiration of the Revocation Period.

                  (c) The parties agree that since Employer's executive incentive compensation plan is discretionary, no sums shall be due and owing to Employee for the current fiscal year.

                  (d) Pursuant to that certain unexecuted agreement entitled North Valley Bank Salary Continuation Agreement ("SERP Agreement"), Employee shall also receive Thirty-Six Thousand One Hundred Ninety-Four Dollars ($36,194.00) as the present value of vested termination benefit payable at age
65. This amount shall be subject to all applicable state and federal withholdings. This payment shall be paid at the expiration of the Consideration Period and Revocation Period referenced in paragraph 5 below.

                  (e) Employee shall also receive, upon expiration of the Revocation Period, the following benefits in lieu of thirty (30) days' notice, pro rata through March 6, 2005:

                           (i)      Vacation accrual from February 4, 2005
through March 6, 2005 in the amount of One Thousand Twenty-five and thirty-four cents ($1025.34);

                           (ii)     Automobile expense of Six Hundred Dollars
($600);

                           (iii)    Club membership dues in the amount of Five
Hundred Fifty Dollars and Forty-eight cents ($550.48);

                           (iv)     The sum of One Hundred Sixteen Dollars and
sixty-seven cents ($116.67), the equivalent of Employer's contribution on behalf of Employee for the month of March into Employer's 401(k) Plan. Employer acknowledges that it has made Employer's contribution on behalf of Employee for the month of February;

                           (v)      The sum of One Thousand One Hundred
Twenty-two Dollars and seventy-three cents ($1122.73), the equivalent of Employee's COBRA continuation health care and dental care payment for participation in Employer's group health and dental plans for March. Employer acknowledges that Employee was covered under such plan through February.

                  (f) Employer and Employee entered into that certain agreement entitled North Valley Bancorp Executive Deferred Compensation Agreement effective December 2004 ("Nonqualified Deferred Compensation Agreement"). The parties agree that the funds deferred pursuant to the Nonqualified Deferred Compensation Agreement shall be paid out to Employee pursuant to the terms of that agreement.

Employee specifically acknowledges that the severance paid to him pursuant to this Section 2 is sufficient consideration for Employee's obligations under this Agreement.

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         3.       Compromise and Settlement. Employee, in consideration of the promises and covenants made by Employer in this Agreement, hereby compromises, settles and releases Employer from any and all past, present, or future claims, demands, obligations, or causes of action, whether based on tort, contract, or other theories of recovery arising from the employment relationship between Employer and Employee, and the termination of that employment relationship. Such claims include those Employee may have or has, or which may later accrue to or be acquired by Employee, against Employer or its predecessors, successors in interest, assigns, parent and subsidiary organizations, affiliates, and partners, and its past, present, and future shareholders, members, officers, directors, agents, and employees, and their heirs and assigns. Such claims specifically include but are not limited to claims for wages, wrongful termination, constructive discharge, rights to stock options or grants or his rights as a shareholder of Employer, fraud, mental or emotional distress, misrepresentation, attorney's fees, or any claim for discrimination under federal or state law including, but not limited to, discrimination based on age, sex, race, national origin, disability, marital status, or any claims under Title VII of the Civil Rights Act, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, Labor Code sections 132a and 4553, or the Fair Employment and Housing Act of California.

         4. Unknown Claims. Employee acknowledges that this Agreement applies to all known or unknown, foreseen or unforeseen, injury or damage arising out of or pertaining to the employment relationship and its termination, and expressly waives any benefit he may have under Section 1542 of the California Civil Code, which provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Employee understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if he should eventually suffer injury arising out of or pertaining to the employment relationship and its termination, he will be unable to make any claim for those injuries. Furthermore, Employee acknowledges that he consciously intends these consequences even as to claims for injuries that may exist as of the date of the Agreement but which he does not know exist and which, if known, would materially affect Employee's decision to execute this Agreement, regardless of whether Employee's lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

         5. Waiver of Rights Under the Age Discrimination in Employment Act. Employee specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"), provides Employee the right to bring a claim against Employer if Employee believes that Employee has been discriminated against on the basis of age. Employer specifically denies any such discrimination. Employee understands the rights afforded to him under the ADEA and agrees that he will not file any claim or action against Employer or any of the entities released in Section 3 affiliated with Employer based on any alleged violations of the ADEA. Employee hereby knowingly and voluntarily waives any right to assert a claim for relief under this Act, including but not limited to back pay, front pay, attorneys fees, damages, reinstatement or injunctive relief.

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Employee also understands and acknowledges that the ADEA requires Employer to provide Employee with at least twenty-one (21) calendar days to consider this Agreement ("Consideration Period") prior to its execution. Employee acknowledges that he was provided with and has used the Consideration Period or, alternatively, that he elected to sign the Agreement within the Consideration Period and waives the remainder of the Consideration Period. Employee also understands that Employee is entitled to revoke this Agreement at any time during the seven (7) days following Employee's execution of this Agreement ("Revocation Period"). Employee also understands that any revocation of this Agreement must be in writing and delivered to the attention of Michael Cushman, President of North Valley Bancorp, with a copy to Leo J. Graham, General Counsel, at Employer's office at 300 Park Marina Circle, Redding, California, prior to the expiration of the Revocation Period.

         6. No Admission of Liability. Employee acknowledges that neither this Agreement, nor payment of any consideration pursuant to this Agreement, shall be taken or construed to be an admission or concession of any kind with respect to alleged liability or alleged wrongdoing against Employee by Employer. Employer specifically asserts that all actions taken with regard to Employee were proper and lawful and affirmatively denies any wrongdoing of any kind.

         7. Confidentiality. The parties acknowledge that federal securities laws require that this Agreement be filed with the Securities and Exchange Commission. Employee agrees, however, not to otherwise discuss or publish the terms of this Agreement to any third party, except that Employee may discuss this Agreement with his spouse, attorney, accountant, or other professional person who may assist Employee in evaluating, reviewing, or negotiating this Agreement or the tax implications of this Agreement. Employee may also disclose this Agreement as may be required by way of legal process, notice of which will be provided to Employer prior to disclosure.

         8. No Reemployment; Return of Property. Employee specifically agrees that Employee shall not seek reemployment with Employer or its parent or subsidiaries or affiliate organizations, if any, at any time, nor shall Employer at any time be under any obligation to rehire Employee. Employee has returned all property belonging to Employer

         9.       Confidential Information.
                  ------------------------

                  (a) Employee acknowledges that pursuant to Section 6 of the Employment Agreement, he has a continuing obligation, even after termination of the Employment Agreement, not to disclose to anyone any information relating to Employer or any financial information, trade or business secrets, customer lists, computer software or other information not otherwise publicly available concerning the business operations of Employer. This includes, but is not limited to, any financial information concerning any of Employer's customers, as it may exist from time to time. All such information relating to either Employer or its customers is strictly confidential and is a valuable, special, and unique asset of Employer's business.

                  (b) Employee acknowledges and agrees that the covenants contained in this Section 9 are material to this Agreement, and that a violation of this Section shall constitute a material breach of this Agreement. Employer

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shall be entitled to receive injunctive relief to enforce these covenants, and may seek any other remedy available to it by law.

         10. References and Nondisparagement. Employer agrees that if it receives any reference check inquiries relating to Employee, it will provide the requesting party with Employee's position held, dates of employment, and, if authorized, salary. Employer and Employee agree not to disparage each other.

         11. Breach of Agreement. If Employee materially breaches this Agreement, Employer shall have the right to withhold any payments due Employee under this Agreement. If, however, a court of competent jurisdiction orders this Agreement to be completely unenforceable, Employee shall repay to Employer the total payments received under this Agreement within seven (7) calendar days from the date of entry of the order.

         12. Representation by Attorney. Employee acknowledges that Employee has carefully read this Agreement; that Employee understands its final and binding effect; that Employee has been given the opportunity to be represented by independent counsel in negotiating and executing this Agreement and that Employee has either chosen to be represented by counsel or has voluntarily declined such representation; and that Employee understands the provisions of this Agreement and knowingly and voluntarily agrees to be bound by them.

         13. No Reliance Upon Representations. Employee hereby represents and acknowledges that in executing this Agreement, Employee does not rely and has not relied upon any representation or statement made by Employer or by any of Employer's past or present members, officers, directors, employees, agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

         14. No Pending Claim. Employee represents that Employee does not currently have pending any complaint or action against Employer, or any of the entities listed in Section 3, with any state, federal or local agency or court based on any matters arising out of Employee's employment with Employer or its termination, and will not do so at any time. Employee further represents that if any such agency or court assumes jurisdiction of a complaint or action against Employer, then Employee will direct that agency or court to withdraw from or dismiss with prejudice the matter. Employee will not cooperate or participate in the investigation or prosecution of any such complaint or action. Employee further agrees not to participate in any way in any proceeding against Employer except as may be required by law through a subpoena or similar court order. Notwithstanding the foregoing, if Employee obtains against Employer a monetary judgment or settlement for a claim released by him under this Agreement, the total payments received by him shall be deducted from any such monetary judgment or settlement.

         15. Indemnification. Employer acknowledges that it has continuing obligations toward Employee pursuant to that certain Indemnification Agreement dated September 1, 2004 between Employer, Employee, North Valley Bank, and Yolo Community Bank. Such obligations extend beyond the termination of Employee's employment, as specifically set forth in Section 13 of the Indemnification Agreement. Employer further acknowledges that as of the date of this Severance Agreement, Employer has no knowledge of any facts to take, and therefore as of

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the date of this Agreement does not intend to take, any action against Employee as a result of his employment with Employer or his holding of any officer or director position with Employer, North Valley Bank, or Yolo Community Bank. Employer reserves the right to take any such future action as may in its sole discretion be necessary or appropriate to protect the interests of Employer, North Valley Bank, or Yolo Community Bank, in the unlikely event that it determines that facts exist that would support such an action.

         16. Attorney's Fees. Each party shall bear its own attorney's fees in the negotiation of this Agreement. Should any action be instituted to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees.

         17. Entire Agreement. This Agreement and those surviving portions of the Employment Agreement shall contain the entire agreement between the parties, and they shall not be modified except in writing signed by the party to be bound.

         18. Severability. If a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision shall be interpreted so as best to effect the intent of the parties. The parties further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, or other purposes of the void or unenforceable provision.

         19. Counterpart Originals. This Agreement may be signed in counterparts.

         20. Governing Law. This Agreement shall be governed by the laws of the State of California.


Date:  March 3, 2005                    Yolo Community Bank


                                        By: /s/ LEO J. GRAHAM
                                            ------------------------------------
                                            Leo J. Graham
                                            Corporate Secretary

Date:  March 3, 2005                    North Valley Bancorp


                                        By: /s/ MICHAEL CUSHMAN
                                            ------------------------------------
                                            Michael Cushman, President


Date:  March 1, 2005
                                        /s/ JOHN A. DIMICHELE
                                        ----------------------------------------
                                        John A. DiMichele

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